UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2013

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Exchange Agreement
On August 27, 2013, WaferGen Bio-systems, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”), with the investors (the “Investors”) party to a Purchase Agreement with the Company dated as of May 25, 2011 (the “Purchase Agreement”).  Pursuant to the Purchase Agreement the Company previously issued to the Investors (i) certain shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series A-1 Preferred Shares”), (ii) certain Convertible Promissory Notes (the “Convertible Notes”) convertible into shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share of the Company (the “Series A-2 Preferred Shares” and, together with the Series A-1 Preferred Shares, the “Series A Preferred Shares”) and (iii) certain Warrants (the “2011 Warrants” and together with the Series A-1 Preferred Shares and the Convertible Notes, the “2011 Securities”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

Pursuant to the Exchange Agreement, the Investors agreed to exchange (the “Exchange”) all their 2011 Securities for shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), shares of newly designated Series 1 Convertible Preferred Stock, par value $0.001 per share (the “Series 1 Preferred Shares”), and warrants to purchase shares of Common Stock (the “Exchange Warrants”).  In the aggregate, the Company exchanged Series A-1 Preferred Shares with a liquidation preference of approximately $17.1 million, Convertible Notes with a principal amount of approximately $17.1 million and 2011 Warrants exercisable for 565,180 post-split shares of Common Stock for 2,987 Series 1 Preferred Shares, 1,067,317 shares of Common Stock and Exchange Warrants exercisable for 2,369,000 shares of Common Stock.

The transactions contemplated by the Exchange Agreement occurred after giving effect to the reverse split of the Common Stock described below in Item 5.03 of this Current Report on Form 8-K.

After giving effect to the Exchange, the Company retired the Series A-1 Preferred Shares subject to the Exchange and no Series A Preferred Shares remained issued and outstanding and none will be issued in the future.

In connection with the Exchange Agreement, the Company and the Investors entered into a Registration Rights Agreement dated as of August 27, 2013 (the “Registration Rights Agreement”), pursuant to which the Company agreed to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock sold pursuant to the Exchange Agreement, the shares of Common Stock to be issued upon the conversion of the Series 1 Preferred Shares and the shares of Common Stock to be issued upon the exercise of the Exchange Warrants.

The Exchange Warrants are exercisable at any time within five years from August 27, 2013 at an initial exercise price of $2.60 per share with cashless exercise.  The exercise price for the Exchange Warrants is subject to adjustment for splits, recapitalizations, reorganizations and similar events.

Promissory Note Owing to Malaysian Subsidiary
On August 27, 2013, the Company issued promissory notes (the “Malaysia Notes”) in favor of the Company’s subsidiary WaferGen Biosystems (M) Sdn. Bhd., a company organized under the laws of Malaysia (“WGBM”).  The Malaysia Notes were issued in consideration of WGBM’s cancellation of the Company’s obligations under a term loan owing to WGBM which, as of June 30, 2013 had an outstanding loan balance of approximately $5.3 million.  The Malaysia Notes have a seven-year term and require a single balloon payment of $6.6 million at the end of the seven-year term.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report on Form 8-K under the subheading “Promissory Notes Owing to Malaysian Subsidiary” with respect to the Malaysia Notes, which information is incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Exchange Agreement
See Item 1.01 of this Current Report on Form 8-K under the subheading “Exchange Agreement” with respect to the Exchange Agreement and the securities issued in connection therewith, which information is incorporated by reference. The new securities issued to the Investors pursuant to the Exchange Agreement were issued in accordance with Section 4(2) under the Securities Act and Rule 506 of Regulation D.

Item 5.03.  Amendments to Articles of Incorporation; Change in Fiscal Year.

Reverse Split
As previously reported, at a Special Meeting of Stockholders of the Company held on May 30, 2013, the holders of a majority of the shares of the Common Stock approved a proposal to grant discretionary authority to the Board of Directors to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock of the Company, at any time within one year after stockholder approval is obtained, by a ratio of not less than one-for-ten and not more than one-for-100, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion.

On August 26, 2013, the Company filed with the Secretary of State of the State of Nevada a certificate of amendment (the “Certificate of Amendment”) to its articles of incorporation, which Certificate effectuated as of August 27, 2013 at 1:01 p.m. Pacific Time (the “Effective Time”) the proposed reverse stock split by a ratio of one-for-99.39 (the “Reverse Split”).  At the Effective Time, every 99.39 outstanding shares of Common Stock became one share of Common Stock.  No fractional shares were, or shall be, issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive a fractional share of Common Stock will be entitled to receive one whole share of Common Stock.  The Reverse Split did not change the number of shares of common or preferred stock that the Company is authorized to issue, or the par value of the Company’s common or preferred stock.

On August 27, 2013, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate the Reverse Split in the market at the open of business on August 28, 2013.  At such time, the Company’s Common Stock will have a new CUSIP number, 93041P 209, and its trading symbol will temporarily change to “WGBSD”.  The added “D” will remain for 20 business days after which the Company’s trading symbol will revert back to “WGBS”.

The Reverse Split resulted in a proportionate adjustment to the per share exercise price and the number of shares of Common Stock issuable upon the exercise of outstanding stock options and the vesting of restricted awards, as well as the number of shares of Common Stock eligible for issuance under the Company’s 2008 Stock Incentive Plan.

Series 1 Certificate of Designation
On August 27, 2013, the Company filed the Certificate of Designation for the Series 1 Preferred Shares (the “Series 1 Certificate of Designation”) with the Secretary of State of the State of Nevada.  The Series 1 Certificate of Designation provides for the issuance of up to 3,663 shares of Series 1 Preferred Shares. Holders of Series 1 Preferred Shares are entitled to be paid a liquidation preference equal to $0.001 per share.

The Series 1 Certificate of Designation provides, among other things, that the Company shall not pay any dividends on shares of Common Stock (other than dividends in the form of Common Stock) unless and until such time as it pays dividends on each Series 1 Preferred Share on an as-converted basis.  Other than as set forth in the previous sentence, the Series 1 Certificate of Designation provides that no other dividends shall be paid on Series 1 Preferred Shares and that the Company shall pay no dividends (other than dividends in the form of Common Stock) on shares of Common Stock unless it simultaneously complies with the previous sentence.

With certain exceptions, as described in the Series 1 Certificate of Designation, the Series 1 Preferred Shares have no voting rights. However, as long as any shares of Series 1 Preferred remain outstanding, the Series 1 Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of not less than 67% of the then outstanding Series 1 Preferred Shares, (a) alter or change adversely the powers, preferences or rights given to the Series 1 Preferred Shares or alter or amend the Series 1 Certificate of Designation, (b) increase the number of authorized shares of Series 1 Preferred Shares, (c) effect a stock split or reverse stock split of the Series 1 Preferred Shares or any like event, or (d) enter into any agreement with respect to any of the foregoing.

Each Series 1 Preferred Share is convertible at any time at the holder’s option into a number of shares of Common Stock equal to $10,000 per share, plus an amount equal to any accrued (whether or not declared) or declared, but unpaid, dividends on such share (the “Stated Value”), divided by the Conversion Price (the “Conversion Ratio”).  The “Conversion Price” is initially $3.9756, subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations.  Additionally, the Series 1 Certificate of Designation requires each holder to automatically convert its Series 1 Preferred Shares on November 15, 2013 and on each May 15 and November 15 thereafter to the fullest extent such conversion may be effected without causing such holder’s beneficial ownership of Common Stock to exceed the Beneficial Ownership Limitation (defined below).  Notwithstanding the foregoing, the Series 1 Certificate of Designation further provides that the

Company shall not effect any conversion of Series 1 Preferred Shares, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series 1 Preferred Shares (together with such holder’s affiliates, and any other person whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the applicable regulations thereunder, including any “group” of which the holder is a member) would beneficially own a number of shares of common stock in excess of 9.98% of the shares of Common Stock then outstanding.

Certificate of Withdrawal with respect to Series A Preferred Shares
On August 27, 2013, the Company filed with the Secretary of State of the State of Nevada a Certificate of Withdrawal (the “Certificate of Withdrawal”), pursuant to which the Certificate of Designation of the Series A Preferred Shares was withdrawn.

The foregoing descriptions of the Reverse Split, the Exchange, the Exchange Agreement, the securities to be issued in connection with the Exchange, the Registration Rights Agreement, the Certificate of Amendment, the Series 1 Certificate of Designation, the Certificate of Withdrawal and the Malaysia Notes do not purport to be complete and are qualified in their entirety by reference to the complete texts of such certificates, agreements and instruments, as applicable, which are attached as exhibits hereto and are incorporated herein.

Item 8.01.  Other Events.

A copy of the press release announcing the Reverse Split, the Exchange, the Malaysia Notes and related transactions is attached hereto as Exhibit 99.1.  The information contained in this Current Report on Form 8-K and in the press release is being disclosed pursuant to and in accordance with Rule 135c under the Act.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company
3.2	Certificate of Designation of the Series 1 Convertible Preferred Stock
3.3	Certificate of Withdrawal of Certificate of Designation of the Series A-1 Convertible Preferred Stock and the Series A-2 Convertible Preferred Stock
4.1	Form of Warrant to purchase shares of Common Stock of the Company, issued August 27, 2013, to investors in the Company’s August 2013 exchange offering
10.1	Exchange Agreement dated August 27, 2013
10.2	Registration Rights Agreement dated August 27, 2013
99.1	Press Release of the Company dated August 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: August 27, 2013	By:	/s/ JOHN HARLAND
John Harland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company
3.2	Certificate of Designation of the Series 1 Convertible Preferred Stock
3.3	Certificate of Withdrawal of Certificate of Designation of the Series A-1 Convertible Preferred Stock and the Series A-2 Convertible Preferred Stock
4.1	Form of Warrant to purchase shares of Common Stock of the Company, issued August 27, 2013, to investors in the Company’s August 2013 exchange offering
10.1	Exchange Agreement dated August 27, 2013
10.2	Registration Rights Agreement dated August 27, 2013
99.1	Press Release of the Company dated August 27, 2013